Exhibit 10.8

LEASE AGREEMENT

     THIS LEASE AGREEMENT is dated this 18 day of December, 2001, between Columbia Acquisition, LLC (“Landlord”), the managing member of which is The Prudential Insurance Company of America and the Tenant named below.

Tenant:.	MetaMorphix, Inc.

Tenant’s representative:	Edwin Quattlebaum

Address and phone no.:	1450 South Rolling Road, Baltimore, Maryland 21227 410-455-5887

Premises: That portion of the Building, containing approximately 15,000 rentable square feet as determined by Landlord, as shown on Exhibit A, situated on a portion of that certain real property legally described in Exhibit A-1 attached hereto. Prior to the Rent Commencement Date, Landlord, at Landlord’s expense, will cause Hofmann & Associates, licensed architects to confirm (and certify to Tenant) the square. footage of the Premises and the Building (the “Remeasurement”).

Project:	Corridor Industrial Park, 8510, 8520, 8530 Corridor Road, Savage, Maryland

Property:	That parcel of land and the Building located thereon and known as Parcel C-4.

Building:	8510 Corridor Road

Common Area:	Areas in common use by tenants of the Building.

Tenant’s Proportionate Share of Building:	50.00%

Lease Term: Beginning on the Commencement Date and ending on the last day of the 120th full calendar month thereafter. See Exhibit D — Termination Option and Exhibit E — Right of First Offer.

Commencement Date: The date upon which the Premises have been delivered to Tenant, free of tenancies and debris, which date is scheduled to be January 1, 2002.

Free Rent Period: That period commencing upon the Commencement Date and terminating ninety (90) days thereafter; provided, however, during this period, Tenant shall pay Tenant’s Proportionate Share of Operating Expenses as defined hereunder. Tenant is being granted a full 90-day free-rent period, such that, for example, should construction be completed and Tenant is open for business on day 30, Tenant shall still be entitled to the Premises, rent-free, for an additional 60 days.

Rent Commencement Date (“RCD”) Beginning upon the expiration of the Free Rent Period.

Monthly Base Rent:

	Annual Rate Per Sq.
Months	Ft.	Monthly Base Rent
Year 1	$17.50	$21,875.00
Year 2	$17.50	$21,875.00
Year 3	$17.85	$22,312.50
Year 4	$18.20	$22,758.75
Year 5	$18.57	$23,212.50
Year 6	$18.94	$23,675.00
Year 7	$19.32	$24,150.00
Year 8	$19.71	$24,637.50
Year 9	$20.10	$25,125.00
Year 10	$20.50	$25,625.00

Initial Estimated Monthly Operating Expense Payments:

(estimates only and subject to adjustment to actual costs and expenses according to the provisions of this Lease)

1. Utilities: To be paid separately in accordance with Paragraph 7 herein.

2. Common Area Charges:	$1,725.00
3. Taxes:	$1,025.00
4. Insurance:	$162.50 -
5. Others:	$.00

Initial Estimated Monthly Operating Expense
Payments:	$2,912.50

Initial Monthly Base Rent and Operating Expense Payments:      $24,787.50. Upon execution of the Lease, Tenant shall pay the first month’s Base Rent and Operating Expenses.

Security Deposit: $99,150.00 The Security Deposit shall be payable in full by Tenant to the Landlord no later than January 15, 2002. Provided Tenant is not in monetary default, beyond applicable cure periods, more than two (2) times during the first thirty six (36) months of the Lease Term, Landlord shall credit one-quarter (25%) of the Security Deposit to Tenant’s Monthly Base Rent and associated Operating Expenses for month thirty-seven (37). Provided Tenant is not in monetary default, beyond applicable cure periods, more than two (2) times during the first forty-eight (48) months of the Lease Term, Landlord shall credit one-quarter (25%) of the Security Deposit to Tenant’s Monthly Base Rent and Operating Expenses for month forty-nine (49) of the Lease Term.

Transferred Assets: See Exhibit C

Broker:           Ryan Commercial, LLC as the Landlord’s listing agent

Event of Default: A default continuing beyond all applicable cure periods.

Addenda: Rules and Regulations; Exhibit A (Premises); Exhibit A-1 (Legal Description of Real Property); Exhibit B (Intentionally Deleted); Exhibit C (Fixtures and Lab Equipment), Exhibit D, (Termination Option), Exhibit E (Right of First Offer), Exhibit F (Purchase Options), Exhibit G (Hazardous Materials)

     1. Granting Clause and Delivery of Premises. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease.

          Landlord has entered into a certain lease termination agreement (the “Termination Agreement”) with Savanet, Inc. (“Savanet”) dated November 2, 2001, a copy of which has been provided to Tenant, which, among other matters, obligates .Savanet to vacate the Premises, leaving the Premises in clean, clear and good condition, on December 31; 2001. (the “Exit Date”). Should Savanet not vacate the Premises on the Exit Date, Landlord shall, at its sole cost and expense, take all commercially reasonable steps necessary to cause Savanet to vacate the Premises, including, but not limited to, exercising all remedies available to Landlord pursuant to its lease with Savanet and the Termination Agreement as well as instituting immediate eviction proceedings against Savanet.

          Landlord shall notify Tenant, in writing, in the event that Savant has not vacated the Premises by January 7, 2002. In addition, in the event Savanet has not vacated the Premises by January 7, 2002, Tenant shall have the right to terminate the Lease by written notice to Landlord, at which time Tenant would be fully released from any and all obligations hereunder. Notwithstanding the foregoing, if Tenant has not exercised its right to terminate this Lease on or before February 28, 2002, such right to terminate shall expire and be of no further force and. effect. Whether or not this Lease is terminated in accordance with this paragraph, Landlord recognizes that Tenant shall incur substantial expenses, losses and damages, in the event Savant fails to vacate the Premises in the required condition by January 7, 2002, therefore, in such event, Landlord shall reimburse Tenant for its actual direct damages arising as a result of such holdover, up to Thirty Thousand Dollars (S30,000.00), within thirty (30) days after notice from Tenant accompanied by applicable evidence of such damages.

     2. Acceptance of Premises. Except as may otherwise be expressly provided in this Lease, Tenant shall accept the Premises on the Commencement Date in its “AS-IS” condition, subject to all applicable laws, ordinances, regulations, covenants and restrictions, and Landlord (except as specifically provided in this Lease) shall have no obligation to perform or pay for any repair or other work therein. Except as otherwise specifically provided for in this Lease, Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant’s business; and Tenant waives any implied warranty that the Premises are suitable for Tenant’s intended purposes. TENANT ACKNOWLEDGES THAT (1) IT HAS INSPECTED AND ACCEPTS THE PREMISES IN AN “AS IS, WHERE IS” CONDITION (UNLESS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE), (2) THE BUILDINGS AND IMPROVEMENTS COMPRISNG THE SAME ARE SUITABLE FOR THE PURPOSE FOR WHICH THE PREMISES ARE LEASED AND LANDLORD (EXCEPT AS OTHERWISE PROVIDED IN THIS LEASE) HAS MADE NO WARRANTY, REPRESENTATION, COVENANT, OR AGREEMENT WITH RESPECT TO THE

MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PREMISES, (3) THE PREMISES ARE IN GOOD AND SATISFACTORY CONDITION, (4) NO REPRESENTATIONS AS TO THE REPAIR OF THE PREMISES, NOR PROMISES TO ALTER, REMODEL OR IMPROVE THE PREMISES HAVE BEEN MADE BY LANDLORD (UNLESS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE), AND (5) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED, IMPLIED OR STATUTORY, THAT EXTEND BEYOND THE DESCRIPTION OF THE PREMISES (EXCEPT AS SPECIFICALLY PROVIDED FOR IN THIS LEASE). Except as provided in this Lease, in no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use. The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken except for items that are Landlord’s responsibility in this Lease. Tenant further acknowledges that all items listed in Exhibit C “Fixtures and Lab Equipment” are considered leasehold improvements and are subject to the terms under Section 12. Landlord warrants and represents to Tenant that, as of the Commencement Date, Landlord shall possess good title to the Transferred Assets and in the event of a breach of such warranty and representation, Landlord shall be liable to Tenant for damages arising from such breach, which damages shall not exceed Twenty-Five Thousand Dollars ($25,000.00) and which shall be payable upon demand by Tenant. Landlord further represents that as of the Commencement Date, the HVAC systems serving the Premises are in good working repair and order and Landlord shall deliver to Tenant any written certification received by Landlord from its HVAC engineer regarding such systems.

     Landlord acknowledges that Tenant intends to perform certain improvements to the Premises, and Landlord agrees that such improvements may be performed at any time during the Term, subject to Landlord’s prior consent, pursuant to the terms and conditions of this Lease, including, without limitation, Section 12. Landlord agrees to provide Tenant, at Landlord’s sole cost and expense, one (1) initial space and plan and one (1) revision of such plan. If required, additional space planning services shall be at the Tenant’s sole cost and expense. Space planning shall be provided by Hofmann & Associates.

     3. Use.

          (a) Subject to Tenant’s compliance with all zoning ordinances and Legal Requirements (as hereinafter defined), the Premises shall be used only for office, laboratory, manufacturing, sales and distribution purposes and such other lawful purposes as may be incidental thereto; however, no retail sales may be made from the Premises. Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Premises. Notwithstanding the foregoing, Tenant shall be permitted, from time to time, to sell personal property related to its business out of the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any tenants of the Project. Outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Landlord’s prior written consent. Landlord’s consent will not be unreasonably withheld, conditioned or delayed.

          (b) Tenant, at its sole expense, shall use and occupy the Premises in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to Tenant’s specific use of the Premises, including without limitation, the Americans With Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder (the “ADA”) (collectively as may be amended from time to time, “Legal Requirements”). The Premises shall not be used as a place of public accommodation under the ADA. Tenant shall, at its expense, make any alterations or modifications, within or without the Premises, that are required by Legal Requirements related to Tenant’s specific use of the Premises. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler credits. If any increase in the cost of any insurance on the Premises is caused solely and directly by Tenant’s specific use or occupation of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord within fifteen (15) days after receipt of evidence by the insurance carrier confirming that Tenant’s actions caused such increase. Landlord represents to Tenant that, to the best of Landlord’s knowledge without investigation or inquiry, the Building, Premises and Property comply with the ADA. Landlord shall be responsible for any exterior Building and Property ADA issues (the “Corrections”). Notwithstanding the foregoing, Landlord shall have no obligation to correct any exterior ADA issues which may arise due to Tenant’s specific use of the Premises or any alterations to the Premises proposed to be made by Tenant. Should Tenant receive any written notice of any ADA violation with respect to the exterior of the Building, Premises or Property, it shall provide a copy of same to Landlord.

          (c) Tenant and its employees and invitees shall have the non-exclusive right to use, in common with others, any areas designated by Landlord from time to time as common areas for the use and enjoyment of all tenants and occupants of the Project, subject to such reasonable rules and regulations as Landlord may promulgate from time to time. If such rules and regulations are amended, Tenant shall be notified in writing. The rules and regulations shall apply to all Tenants in the Building.

     4. Base Rent. Tenant shall pay Base Rent in the amount set forth on the second page of this Lease, subject to adjustment in the event the Remeasurement reveals that the Premises consist of less than fifteen thousand (15,000) square feet. The first month’s Base Rent and the first monthly installment of estimated Operating Expenses (as hereafter defined) shall be due and payable on the date hereof, and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month succeeding the Rent Commencement Date. Payments of Base Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify. from time to time by written notice delivered in accordance herewith. Any change in the address for payment of rent shall be delivered by Landlord to Tenant at least fifteen (15) days prior to the effective date of such change in address. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except where expressly provided in this Lease. Tenant acknowledges that late payment by Tenant to Landlord of any rent due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such casts being extremely difficult and impractical to determine. Therefore, if Tenant is delinquent in any monthly installment of Base Rent, Operating Expenses or other sums due and payable hereunder after five (5) days from Tenant’s receipt of notice from Landlord that such payment is past due, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such delinquent sum. The parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of such late payment by Tenant. The provision for such late charge shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as a penalty.

     5. Security Deposit. The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon each occurrence of an Event of Default (hereinafter defined), Landlord may use all or pars of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, reasonable expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law. Should Landlord use the Security Deposit to cure an Event of Default, Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to its original amount. The Security Deposit shall be returned, at the end of the Lease Term or earlier termination thereof, to the Tenant along with simple interest at the rate of prevailing savings account rates on a per annum basis. The Security Deposit shall be returned to Tenant when Tenant’s obligations under this Lease have been completely fulfilled. Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease, the Security Deposit and the Premises to a person or entity assuming Landlord’s obligations under this Paragraph 5.

     6. Operating Expense Payments. During each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as estimated by Landlord from time to time, of Tenant’s Proportionate Share (hereinafter defined) of Operating Expenses for the Property and Building. Payments thereof for any fractional calendar month shall be prorated.

          (a) The term “Operating Expenses” means all reasonable costs and expenses incurred by Landlord with respect to the ownership, maintenance, and operation of the Property and the Building including, but not limited to costs of: Common Area utilities, including water charges attributable to the Common Areas as well as the Premises; maintenance, repair and replacement of all portions of the paving and parking areas, roads, roofs, roof membrane, flashings, gutters, downspouts, roof drains, skylights, waterproofing, alleys and driveways, electrical, lighting, windows, plumbing, landscaping, signage and utility and safety systems; maintenance of exterior areas such as mowing, snow removal, and painting; the cost of maintaining and repairing utility lines, fire sprinklers, fire protection systems, and mechanical and building systems serving the Building; amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; charges or assessments of any association to which the Building is subject; reasonable fees payable to tax consultants and attorneys for consultation and contesting taxes; environmental insurance or environmental management fees; the cost of any insurance deductibles for insurance required to be maintained by Landlord hereunder; property management fees payable to a property management company devoted directly to management of the Building, not to exceed five percent (5%) of total rents, including Operating Expenses, collected from tenants or occupants of the Building, including any affiliate of Landlord, if there is no property manager, an administration fee of ten percent (10%) of Operating Expenses payable to Landlord; security services, if any; sweeping and trash removal; and additions or alterations made by Landlord to the Building in order to comply with

Legal Requirements, which first become effective after the Commencement Date of the Lease (other than those expressly required herein to be made by Tenant), provided that the cost of such additions or alterations that are required to be capitalized for federal income tax purposes shall be amortized on a straight line basis over a period equal to the lesser of the useful life thereof for federal income tax purposes or ten (10) years and included in Operating. Expenses only to the extent of the amortized amount for the respective calendar year. In addition, Operating Expenses shall include (i) Taxes (hereinafter defined) for each calendar year during the Lease Term, and (ii) the cost of insurance (hereinafter defined) maintained by Landlord for the Building for each calendar year during the Lease Term. In 2002, the parking lot on the Property and servicing the Premises will be repaired by the Landlord. Tenant’s Proportionate Share of such parking lot repair will be capped at $0.75 per square foot (i.e. $11,250.00). Additionally, notwithstanding the provisions herein, Tenant’s actual share of Operating Expenses for the following items included within Operating Expenses that are subject to Landlord’s control shall not increase by more than four percent (4%) of such costs in the preceding year: sprinkler alarm monitoring contract, sprinkler inspection, exterior painting, lot cleaning, landscaping contract, exterior window washing, and extermination,

          (b) Notwithstanding the foregoing, Operating Expenses do not include (i) costs, expenses, depreciation or amortization for capital repairs and capital replacements required to be made by Landlord under Paragraph 10 of this Lease; (ii) debt service under mortgages or ground rent under ground leases (including, but not limited to, any interest on and amortization of any debt or any costs of financing, refinancing or constructing the Building or Project); (iii) costs of restoration to the extent of net insurance proceeds received by Landlord with respect thereto; (iv) leasing commissions or the costs of renovating, altering or adding space for tenants; (v) any expenses, costs (including, but not limited to costs incurred for alterations, additions or improvements) or legal fees incurred in connection with any particular tenant; (vi) costs of repairs and replacements occasioned by casualty or condemnation and payable by insurance proceeds; (vii) any cost that is reimbursed to Landlord by insurance carriers, or is separately charged to and payable by tenants; (viii) all ownership costs not allocable to actual management, repair, maintenance or operation of the Building, including, without limitation, advertising and other direct expenses of procuring tenants, including lease concessions; (ix) interest and penalties for late payment of Taxes; (x) wages, salaries and benefits of employees over the rank of property manager; (xi) costs of repairs caused by the negligence of another tenant, Landlord, or Landlord’s employees, officers, agents or contractors; and (xii) costs incurred due to violation by Landlord of the terms or conditions of this Lease or violation by any tenant of its lease; and (xiii) costs incurred by Landlord during calendar year 2001 related to the repair, replacement or maintenance of the cement bridge located on the Property. The cost of any repairs or replacements for the Building and’ Property which are classified as capital improvements under generally accepted accounting principles (and which are permitted as an Operating Expense hereunder) shall be amortized over the lesser of the useful life of the improvement or ten (10) years and included in Operating Expenses only to the extent of the amortized amount for the respective calendar year.

          (c) If Tenant’s total payments of Operating Expenses for any year are less than Tenant’s Proportionate Share of actual Operating Expenses for such year, then Tenant shall pay the difference to Landlord within thirty (30) days after demand, and if more, then Landlord shall retain such excess and credit it against Tenant’s next payments. At the end of the Lease Term, any credit shall be refunded directly to Tenant. Landlord shall provide to Tenant within one hundred twenty (120) days after the end of each lease year, a statement of the actual

Operating Expenses for such period, showing Tenant’s Proportionate Share (as defined herein) of such costs.

               Tenant shall have the right to examine, copy and audit Landlord’s books and records establishing Operating Expenses for any Operating Year for a period of one (1) year following the date that Tenant receives the statement of Operating Expenses for such Operating Year from Landlord. Tenant shall give Landlord not les than thirty (30) days prior notice of its intention to examine and audit such books and records, and such examination and audit shall take place at such place as Landlord routinely maintains such books and records, unless Landlord elects to have such examination and audit take place in another location designated by Landlord in the city and state in which the Property is located. All costs of the examination and audit shall be borne by Tenant; provided, however, in the event the audit reveals that Landlord overcharged Tenant by 10% or greater, Landlord shall reimburse Tenant for the cost of its audit. If, pursuant to the audit, the payments made for such Operating Year by Tenant exceed Tenant’s required payment on account thereof for such Operating Year, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Operating Expenses (or promptly refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but, if the payments made by Tenant for such Operating Year are less than Tenant’s required payment as established by the examination and audit, Tenant shall pay the deficiency to Landlord within thirty (30) days after conclusion of the examination and audit, and the obligation to make such payment for such Operating Year shall survive expiration of the Term. If Tenant does not elect to exercise its right to examine and audit Landlord’s books and records for any Operating Year within the time period provided for by this .paragraph, Tenant shall have no further right to challenge Landlord’s statement of Operating Expenses.

               For purposes of calculating Tenant’s Proportionate Share of Operating Expenses, an Operating Year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease.

          (d) With respect to Operating Expenses which Landlord allocates to the Building, Tenant’s “Proportionate Share” shall be the percentage set forth on the first page of this Lease as Tenant’s Proportionate Share of the Building as adjusted by Landlord in the future for changes in the physical size of the Premises or the Building. Tenant’s Proportionate Share shall be determined by dividing the square footage of the Premises by the total square footage of the Building. Landlord may equitably increase Tenant’s Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises. The estimated Operating Expenses for the Premises set forth on the second page of this Lease are only estimates, and Landlord makes no guaranty or warranty that such estimates will be accurate.

     7. Utilities. Tenant shall pay on a timely basis to the appropriate supplier, all charges for telephone and other such services, used, rendered and/or supplied upon or in connection with the Premises for all water, gas, electricity, heat, light, power, telephone, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant’s use of the Premises. If any utility service is suspended or interrupted for more than five consecutive days after written notice from Tenant due to the fault of Landlord, its agents, employees or contractors, and such suspension or interruption materially adversely affects Tenant’s use of the Premises, then Tenant’s rental obligations shall be abated commencing on the sixth day after notice and continuing until service has been restored.

          Landlord may cause at Tenant’s expense any utilities to be separately metered or charged directly to Tenant by the provider. Tenant shall pay its share of all charges for jointly metered utilities based upon consumption. Tenant agrees to limit use of water and sewer for normal restroom and Tenant’s laboratory use. No interruption or failure of utilities shall result in termination of this Lease except as otherwise expressly set forth above or the abatement of rent.

     8. Taxes. Landlord shall pay all taxes, assessments and governmental charges (collectively referred to as “Taxes”) that either (a) accrue against the Property during the Lease Term if such Taxes are payable in advance, or (b) are assessed against the Property during the Lease Term if such Taxes are payable in arrears. Taxes shall be included as part of the Operating Expenses charged to Tenant pursuant to Paragraph 6(a) hereof during each year of the Lease Term, based upon Landlord’s reasonable estimate of the amount of Taxes, and shall be subject to reconciliation and adjustment pursuant to Paragraph 6 (a) once the actual amount of Taxes is known. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof and any costs incurred in such contest may be included as part of Taxes. All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any franchise tax, any excise, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rent from the Property shall be paid by Tenant to Landlord as part of Operating Expenses, as defined in Paragraph 6(a); provided, however, in no event shall Tenant be liable for any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder. If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant, and if any such taxes are levied or assessed against Landlord or Landlord’s property and (a) Landlord pays them or (b) the assessed value of Landlord’s property is increased thereby and Landlord pays the increased taxes, then Tenant shall pay to Landlord as part of Operating Expenses as defined in Paragraph 6(a). Tenant has the right, but not the obligation, to appeal any Taxes. Should any appeal by Tenant or Landlord be successful, Tenant shall benefit by any reduction of Taxes and any applicable Tax billing will be adjusted to reflect such reduction.

     9. Insurance.

          (a) Landlord shall maintain all risk property insurance covering the full replacement cost of the Building (excluding foundations), less a commercially reasonable deductible if Landlord so chooses. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, commercial liability insurance, flood insurance, and rent loss insurance. All such insurance shall be included as part of the Operating Expenses charged to Tenant pursuant to Paragraph 6(a) hereof. The Project or Building may be included in a blanket policy (in which case the cost of such insurance allocable to the Project or Building will be determined by Landlord based upon the insurer’s cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary- as a result of Tenants use of the Premises.

          (b) Effective as of the earlier of: (1) the date Tenant enters or occupies the Premises; or (2) the Commencement Date, and continuing during the Lease Term, Tenant, at its expense, shall obtain and maintain in full force the following insurance coverage: (i) all risk property insurance covering the fall replacement cost of all property and improvements installed or placed in the Premises by Tenant or for Tenant’s benefit; (ii) worker’s compensation insurance with no less than the minimum limits required by law; (iii) employer’s liability insurance with such limits as required by law; and (iv) commercial liability insurance, with a minimum limit of $1,000,000 per occurrence and a minimum umbrella limit of $2,000,000, for a total minimum combined general liability and umbrella limit of $3,000,000 (together with such additional umbrella coverage as Landlord may reasonably require) for property damage, personal injuries, or deaths of persons occurring in or about the Premises. Landlord may from time to time require reasonable increases in any such limits. The commercial liability policies shall name Landlord and Landlord’s Agents as additional insureds, insure on an occurrence and not a claims-made basis, be issued by insurance companies which are reasonably acceptable to Landlord, not be cancelable unless thirty (30) days prior written notice shall have been given to Landlord, contain a hostile fire endorsement or amended pollution endorsement, and a contractual liability endorsement and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies). Such certificates, or at Landlord’s option, copies of the policies evidencing coverage shall be delivered to Landlord by Tenant at least ten (10) days prior to the Commencement Date and at least fifteen (15) days prior to each renewal of said insurance. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord copies of such policies and certificates evidencing the coverage required herein, Landlord, in addition to any remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand the commercially reasonable premium costs thereof

          (c) The all risk property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against. The failure of a party to insure its property shall not void this waiver. Notwithstanding anything to the contrary contained herein, Tenant hereby waives any claims against Landlord, and its officers, directors, employees, managers, agents, invitees and contractors for any loss or damage insured against or required to be insured against hereunder (whether by self insurance or otherwise), regardless of whether the negligence or fault of Landlord caused such loss, however, Tenant’s waiver shall not apply to any deductible amounts less than $5,000.00 maintained by Tenant under its insurance. Landlord hereby waives any claims against Tenant, and its officers, directors, employees, managers, agents, invitees and contractors for any loss or damage insured against or required to be insured against hereunder to the extent insurance proceeds are received therefore, regardless of whether the negligence or fault of Tenant caused such loss; however, Landlord’s waiver shall not apply to any deductible amounts maintained. by Landlord under its insurance.

     10. Landlord’s Repairs. This Lease is intended to be a net lease; accordingly, Landlord’s maintenance and repair obligations are limited to the replacement of the Building’s roof and maintenance of the foundation piers and structural members of the Building and Premises exterior walls and other specific Landlord repair or maintenance provisions in this

Lease, uninsured losses and damages caused by Tenant, its agents, employees and contractors excluded. The term “wails” as used in this Paragraph 10 shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries, all of which shall be maintained by Tenant. Tenant shall promptly give Landlord written nonce of any repair required by Landlord pursuant to this Paragraph 10. after which Landlord shall have a reasonable opportunity (not to exceed 30 days, which provided Landlord has commenced the repair within such 30-day period and has thereafter diligently pursued such repair, shall be extended for a reasonable period of time in the event the nature of such repair cannot be completed within such 30-day period) to repair such item. Landlord shall also maintain in good repair and condition the parking areas and other Common Areas of the Building and Property, including, but not limited to driveways, alleys, landscape and grounds surrounding the Premises, the cost of such maintenance, repair and replacement to be paid in accordance with Paragraph 6 hereof.

     11. Tenant’s Repairs.

          (a) Subject to Landlord’s obligation in Paragraph 10. Tenant, at its sole expense, shall repair, replace and maintain in good condition all interior and non-structural portions of the Premises and all areas, improvements and systems exclusively serving the Premises including, without limitation, dock, dock equipment and loading areas, dock doors, plumbing, water, and sewer lines up to points of common connection, entries, doors, ceilings, windows, interior walls, and the interior side of demising walls, and heating, ventilation and air conditioning systems, and other building and mechanical systems serving the Premises. Such repair and replacements include capital expenditures and repairs whose benefit may extend beyond the Term. 1viaintenance and repair of the heating, ventilation and air conditioning systems and other mechanical and building systems serving the Premises, shall be at Tenant’s expense pursuant to maintenance service contracts entered into by Tenant. In the event Tenant fails to obtain such service contracts, Landlord, at Landlord’s written election (but at Tenant’s expense) may obtain such service contracts. The scope of services and contractors under such maintenance contacts shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, delayed, or conditioned.

          (b) Tenant shall, at its sole expense, maintain the Premises’ fixtures and appurtenances including, without limitation, the repair and replacement of appliances and equipment installed specifically for Tenant such as refrigerators, disposals, trash compactors and computer room air conditioning. Tenant shall take good care of the Premises, fixtures and appurtenances, and shall suffer no waste or injury to the Premises.

          (c) Intentionally deleted.

          (d) Landlord shall, at Tenant’s expense, make all repairs to the Premises, fixtures and appurtenances necessitated by the fault of the Tenant, its agents, employees or invitees. At or before the end of the Lease Term, any and all damage to the Premises or the Building, caused by the installation or removal of furniture or other property by Tenant, shall be repaired by Landlord at Tenant’s expense. The cost of any repairs to be made by Landlord under this Lease resulting from the fault or negligence of Tenant shall include a reasonable fee for Landlord’s supervision of such repairs not to exceed ten percent (10%) of the cost of such repair. Notwithstanding anything herein to the contrary, Landlord shall, at Landlord’s sole cost and expense, make all repairs to the Premises, fixtures and appurtenances necessitated by the fault of Landlord, its agents, employees, invitees or other tenants of the Building.

          (e) Upon the termination of the Lease, Tenant will leave the Premises broom swept and clean, and at least in the same good condition (condemnation, casualty and reasonable wear and tear and repairs which are specifically Landlord’s responsibility as provided in this Lease excepted) as when the Lease Term began. Tenant will remove all of its property and possessions from the Premises except to the extent provided by Article 12.

          (f) In the event that any repair or maintenance obligation required to be performed by Tenant hereunder may affect the structural integrity of the Building (e.g., roof, foundation, structural members of the exterior walls), prior to commencing any such repair, Tenant shall provide Landlord with written notice of the necessary repair or maintenance and a brief summary of the structural component or components of the Building that may be affected by such repair or maintenance. Within ten (10) business days after Landlord’s receipt of Tenant’s written notice, Landlord shall have the right, but not the obligation, to elect to cause such repair or maintenance to be performed by Landlord, or a contractor selected and engaged by Landlord, but at Tenant’s sole cost and expense, which cost shall not exceed that which Tenant would have incurred had tenant performed such maintenance or repair to the same quality as that performed by Landlord. The foregoing sentence is not intended to obligate Tenant to pay for repairs or maintenance to those structural items which are Landlord’s responsibility pursuant to Paragraph 10 above or elsewhere in this Lease, but shall only require Tenant to pay for the repair and maintenance to such structural components to the extent such repair or maintenance is necessitated due to the performance of Tenant’s repair and maintenance obligations pursuant to this Paragraph 11.

          (g) Within the fifteen (15) day period prior to the expiration or termination of this Lease, Tenant shall deliver to Landlord a certificate from an engineer reasonably acceptable to Landlord certifying that the hot water equipment and the HVAC system are then in good repair and working order. If Tenant fails to perform any repair or replacement for which it is responsible, Landlord may, after ten (10) days advance written notice to Tenant, perform such work and be reimbursed for the reasonable cost thereof by Tenant within ten (10) days after demand therefore. Subject to Paragraphs 9 and 15, Tenant shall bear the full cost of any repair or replacement to any part of the Building or Project that results from damage caused by Tenant, its agents, contractors, or invitees and any repair that benefits only the Premises.

     12. Tenant-Made Alterations and Trade Fixtures.

          (a) Tenant shall have the right to perform any alterations, additions, or improvements to the Premises which do not impact the structure of the Building or its mechanical, electrical or plumbing systems and costing less than $10,000.00 in any one instance, without Landlord’s prior consent, but only after written notice to Landlord. Any other alterations made by or behalf of Tenant (“Tenant-Made Alterations”), shall be subject to Landlord’s prior written consent, which shall not be unreasonably withheld conditioned or delayed. Tenant shall cause, at its expense, all alterations, including any alterations made without Landlord’s consent, to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification required by Legal Requirements as a result of any Tenant-Made Alterations.

          (b) All Tenant-Made Alterations shall be constructed in a good and workmanlike manner by Creaney & Smith Construction, LLC and only good grades of materials shall be used. All plans and specifications for any Tenant-Made Alterations shall be submitted to Landlord for its approval, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord may monitor cons- auction of the Tenant-Made Alterations. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and revelations.

          (c) If Landlord permits Tenant to engage a contractor other than Creaney and Smith Construction, Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials. If Creaney & Smith Construction does not serve as contractor, then prior to beginning such construction Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law and Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker’s compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant-Made alterations and final lien waivers from all such contractors and subcontractors.

          (d) Upon surrender of the Premises, all Tenant-Made Alterations and any leasehold improvements constructed by Landlord or Tenant shall remain on the Premises as Landlord’s property, except to the extent Landlord’s requires removal at Tenant’s expense of any such items or Landlord and Tenant have otherwise agreed in writing in connection with Landlord’s consent to any Tenant-Made Alterations. Prior to the expiration or termination of this Lease, Tenant, at its sole expense, shall repair any and all damage caused by such removal.

          (e) Tenant, at its own cost and expense and without Landlord’s prior approval, may erect such shelves, bins, machinery and trade fixtures (collectively “Trade Fixtures”) in the ordinary course of its business provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without injury to the Premises, and the construction, erection, and installation. thereof complies with all Legal Requirements and with Landlord’s requirements set forth above. Prior to the expiration or termination of this Lease, Tenant, at its sole expense, shall remove its Trade Fixtures and shall repair any and all damage caused by such removal.

     13. Signs. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to prior written approval by both Landlord and any applicable governmental jurisdictional approval, including Park Covenants, and shall conform in all respects to Landlord’s requirements. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord’s prior written consent. Landlord shall not be required to notify Tenant of whether it consents to any sign until it (a) has received detailed, to-scale drawings thereof specifying design, material composition, color scheme, and method of installation, and (b) has had a reasonable opportunity (not to exceed ten days) to review them. Upon surrender or vacation of the Premises, Tenant shall have removed all signs and repair, paint, and/or replace the building facia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments. Landlord’s consent hereunder shall not be unreasonably withheld, conditioned or delayed.

     14. Parking. Tenant shall be entitled to park in common with other tenants of the Project in those areas designated for nonreserved parking. Tenant shall have access to sixty (60) parking spaces. :Landlord may designate the location on the Property of such parking spaces among Tenant and other tenants in the Project at Landlord’s sole discretion. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties.

     15. Restoration.

          (a) If at any time during the Lease Term the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within thirty (30) days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed 120 days from the date of Landlord’s Notice, Tenant may elect to terminate this Lease upon notice to the other party given no later than thirty (30) days after Landlord’s Notice. If Tenant does not elect to terminate this Lease or if Landlord estimates that restoration will take 120 days or less, then, subject to receipt of sufficient insurance proceeds, Landlord shall promptly restore the Premises, excluding the improvements installed by Tenant or by Landlord and paid by Tenant, subject to delays arising from the collection of insurance proceeds or from Force Majeure events. Tenant, at Tenant’s expense, shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events, all repairs or restoration to the Premises not required to be done by Landlord (provided, however, if such damage or destruction is caused by the act(s) or omission(s) of Landlord, its employees, agents, or contractors, Landlord shall pay to Tenant with respect to any damage to the Premises the amount of the commercially reasonable deductible under Tenant’s insurance policy, not to exceed Five Thousand Dollars ($5,000.00), within ten (10) days after presentment of Tenant’s invoice) and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either party may terminate this Lease upon thirty (30) days written notice to the other if the Premises are damaged during the last year of the Lease Term and Landlord reasonably estimates that it will take more than thirty (30) days to repair such damage.

          (b) If the Premises are destroyed or substantially damaged by any peril not covered by the insurance maintained by Landlord or any Landlord’s mortgagee requires that insurance proceeds be applied to the indebtedness secured by its mortgage (defined hereinafter), Landlord may terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after such destruction or damage or such requirement is made known by any such Landlord’s mortgagee, as applicable, whereupon all rights and obligations hereunder shall cease and terminate, except for any liabilities of Tenant which accrued prior to Lease termination.

          (c) If such damage or destruction is caused by the act(s) or omission(s) of Tenant, its employees, agents or contractors, Tenant shall pay to Landlord with respect to any damage to the Premises the amount of the commercially reasonable deductible under Landlord ‘s insurance policy within ten (10) days after presentment of Landlord’s invoice.

          (d) Base Rent and Operating Expenses shall be abated for the period of repair and restoration in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises. Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

     16. Condemnation. If the entire Building or Premises should be taken for any public or quasi-public use under governmental law, ordinance, or regulation or by right of eminent domain or by private purchase in lieu thereof (a “Total Taking”), then this Lease shall automatically terminate as. of the date of such Total Taking and the Base Rent and Operating Expenses due hereunder shall be apportioned as of such date. If any part of the Premises or the Building should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Partial Taking"), and the Partial Taking would prevent or materially interfere with Tenant’s use of the Premises, then Tenant shall have the right to terminate this Lease and the Base Rent and Operating Expenses due hereunder shall be apportioned as of such date. If such Partial Taking, in Landlord’s judgment, would materially interfere with or impair its ownership or operation of the Building or as a result of such Partial Taking, Landlord’s mortgagee accelerates the payment of any indebtedness securing all or a portion of the Building, then upon written notice by Landlord this Lease shall terminate, and Base Rent and Operating Expenses shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to the equivalent loss of area and Landlord shall restore the Premises to its condition prior to the Partial Taking; provided, however, Landlord’s obligation to so restore the Premises shall be limited to the award Landlord receives in respect of such Partial Taking that is not required to be applied to the indebtedness secured by a mortgage. In the event of any such Taking, either Partial or Total, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s Trade Fixtures and leasehold value, if a separate award for such items is made to Tenant.

     17. Assignment and Subletting.

          (a) Without Landlord’s prior written consent (such consent shall not be unreasonably withheld, conditioned or delayed) Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises (each being a “Transfer”) and any attempt to do any of the foregoing shall be void and of no effect. For purposes of this Paragraph 17, a transfer of the ownership interests controlling Tenant shall be deemed a Transfer of this Lease unless such ownership interests are publicly traded. Notwithstanding the above, Tenant may assign or sublet the Premises, or any part thereof, to a successor entity as a result of merger, consolidation or sale of all or any portion of Tenant‘s assets or any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a “Tenant Affiliate”), without the prior written consent of Landlord; provided, however, Tenant shall provide at least ten (10) days written notice prior to assigning this Lease to, or entering into any sublease with, any Tenant Affiliate. Tenant shall reimburse Landlord for all of Landlord ‘s reasonable out-of-pocket expenses in connection with any Transfer, other than to a Tenant Affiliate. Upon Landlord’s receipt of Tenant’s written notice of a desire to assign or sublet the Premises. or any part thereof (other than to a Tenant Affiliate), Landlord may, by giving written notice to Tenant within thirty (30) days after receipt of Tenant’s notice, terminate this Lease, or partially terminate this Lease with respect to a partial subletting of the Premises, with respect to the space described in Tenant’s notice, as of the date specified in Tenant’s notice for the commencement of the proposed assignment or sublease (at which time Tenant shall be relieved from further obligation under this Lease with respect to that portion of the Premises so terminated, but shall remain liable for all Base Rent, Operating Expenses and all other amounts accrued hereunder to the date of such termination). Notwithstanding anything herein to the contrary, Landlord hereby consents to any subletting by Tenant, for the period from the date hereof until the Commencement Date of this Lease, of space in the Building currently occupied by Savanet.

          (b) Notwithstanding any Transfer, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant’s other obligations under this Lease (regardless of whether Landlord’s approval has been obtained for any such Transfer). In the event that the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefore or incident thereto) exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder one-half of all such excess rental and other excess consideration within ten (10) days following receipt thereof by Tenant.

          (c) If this Lease is assigned or if the Premises is subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant’s leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding subparagraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder. Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease. Landlord’s consent to any Transfer shall not waive Landlord’s rights as to any subsequent Transfers.

     18. Indemnification.

          (a) Tenant’s Indemnity. Tenant agrees to indemnify and save harmless Landlord and Landlord’s partners, members, shareholders, officers, directors, managers, employees, agents and contractors from and against all claims, losses, cost, damages, liability or expenses of whatever nature arising: (i) from any accident, injury or damage whatsoever to any person, or to the property of any person, occurring in the Premises; (ii) from any accident, injury. or damage whatsoever to any person, or to the property of any person, occurring outside of the Premises but on or about the Project, where such accident, damage or injury results or is claimed to have resulted from any act or omission on the part of Tenant or Tenant’s agents, employees, contractors, invitees or sublessees; or (iii) the use or occupancy of the Premises or of any business conducted therein or any thing or work whatsoever done or any condition created (other than by Landlord) in or about the Premises, and, in any case, occurring after the Commencement Date (or such earlier date as of which Tenant takes possession of the Premises) until the expiration of the Term of this Lease and thereafter so long as Tenant is in occupancy of any part of the Premises.

          (b) Landlord’s Indemnity. Landlord agrees to indemnify and save harmless Tenant and Tenant’s partners, members, shareholders, officers, directors, managers, employees, agents and contractors from and against all claims, loss, cost, damage or expense of whatever nature arising from any accident, injury or damage, to the extent that such accident, damage or injury results from a grossly negligent or willful and wrongful act or omission on the part of Landlord or Landlord’s agents, contractors or employees and occurring after the date of this Lease until the end of the Term of this Lease, except to the extent that such claims arise from the negligent acts or omissions of Tenant or its agents, contractors or employees.

     19. Inspection and Access. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose with twenty-four hours notice and during a business day unless entry is necessitated by an emergency situation. In the event the date and time Landlord requests is not convenient to Tenant, the parties shall mutually agree on an alternate date and time. Landlord agrees, except in case of emergency, not to enter the lab area without a Tenant representative or without prior approval from the Tenant. Landlord and Landlord’s representatives may enter the Premises during business hours for the purpose of showing the Premises to prospective purchasers or, during the last year of the Lease Term, to prospective tenants. During the last three (3) months of the Lease Term, Landlord may erect a suitable sign on the Premises stating the Premises are available to let or, at any time, that the Building or Project is available for sale. Landlord may grant easements, make public dedications, designate common areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction shall reduce the amount of parking available to Tenant or materially interfere with Tenant’s access to or use or occupancy of the Premises. At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions. Any cost associated with Tenant executing such documents shall be at the Landlord’s sole cost and expense.

     20. Quiet Environment. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord, but not otherwise.

     21. Surrender. No act by Landlord shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. Upon termination of the Lease Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Paragraphs 15 and 16 excepted. Any Trade Fixtures, Tenant-Made Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation. indemnity obligations, payment obligations with respect to Operating Expenses and all obligations concerning the condition and repair of the Premises.

     22. Holding Over. If Tenant fails to vacate the Premises after the termination of the Lease Term, Tenant shall be a tenant at will or at sufferance, and Tenant shall pay, in addition to any other rent o other sums then due Landlord, a daily base rental equal to l50% of the Base Rent in effect on the expiration or termination date, even if Landlord consents to such holdover (which consent shall be effective only if in writing). Tenant shall also be liable for all Operating Expenses incurred during such holdover period. In addition, Tenant shall be liable for all damages (including reasonable attorneys’ fees and expenses) of whatever type incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 22 shall not be construed as consent for Tenant to retain possession of the Premises.

     23. Events of Default. Each of the following events shall be an event of default (“Event of Default”) by Tenant under this Lease:

               (i) Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of five (5) days after written notice to Tenant from Landlord that such payment was past due.

               (ii) Tenant or any guarantor or surety of Tenant’s obligations hereunder shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “proceeding for relief”); (C) become the subject of any proceeding for relief which is not dismissed within sixty (60) days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

               (iii) Any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease. Tenant shall twenty (20) days after receipt of notice from Landlord to correct such default.

               (iv) Tenant shall fail to occupy or shall vacate the Premises or shall fail to continuously operate its business at the Premises for the permitted use set forth herein; provided, however, Tenant shall not be deemed in default under this Section 23(iv) so long as Tenant continues to pay the Base Rent payable hereunder and continues to otherwise perform all of its obligations under this Lease.

               (v) Tenant shall attempt or there shall occur any assignment, subleasing or other transfer of Tenant’s interest in or with respect to this Lease except as otherwise permitted in this Lease.

               (vi) Tenant shall fail to discharge or bond over any lien placed upon the Premises in violation of this Lease within thirty (30) days after any such lien or encumbrance is filed against the Premises.

               (vii) Tenant shall fail to execute any instrument of subordination or attornment or any estoppel certificate within the time periods set forth in Paragraphs 27 and 29 respectively following Landlord’s request for the same.

               (viii) Tenant shall breach any of the requirements of Paragraph 30 and such failure shall continue for a period of twenty (20) days or, more after Tenant’s receipt of written notice from Landlord.

               (ix) Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 23, and except as otherwise expressly provided herein, such default shall continue for more than thirty (30) days ,(provided that if such cure shall require longer than thirty days to complete, such period shall be extended in order to complete such cure so long as Tenant has commenced such cure within said 30-day period and is diligently and continuously pursuing such cure) after Tenant has received written notice of such default from Landlord.

     24. Landlord’s Remedies.

          (a) Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing beyond applicable cure periods, Landlord may at any time thereafter at its election: terminate this Lease or Tenant’s right of possession, (but Tenant shall remain liable as hereinafter provided) and/or pursue any other remedies at law or in equity. Upon the termination of this Lease or termination of Tenant’s right of possession, it shall be lawful for Landlord, with formal and legally sufficient demand or notice, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom. If Landlord so re-enters the Premises, Landlord shall have the right to keep in place and use, or remove and store, all of the furniture, fixtures and equipment at the Premises.

          (b) If Landlord terminates this Lease, Landlord may recover from Tenant the sum of: all Base Rent and all other amounts accrued hereunder to the date of such termination; the cost of reletting the whole or any part of the Premises, including without limitation brokerage fees and/or leasing commissions incurred by Landlord, and reasonable costs of removing and storing Tenant’s or any other occupant’s property, repairing, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Landlord in pursuing its remedies, including reasonable attorneys’ fees and court costs; and an amount in cash equal to the then present value of the Base Rent and other amounts payable by Tenant under this Lease as would otherwise have been required to be paid by Tenant to Landlord during the period following the termination of this Lease measured from the date of such termination to the expiration date stated in this Lease. Such present value shall be calculated at a discount rate equal to the 90-day U.S. Treasury bill rate at the date of such termination.

          (c) If Landlord terminates Tenant’s right of possession (but not this Lease), Landlord shall use commercially reasonable efforts to relet the Premises for the account of Tenant for such rent and upon such teens as shall be reasonably satisfactory to Landlord without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant. For the purpose of such reletting Landlord is authorized to make any repairs, changes, alterations or additions to the Premises as Landlord deems reasonably necessary or desirable. If the Premises are not relet, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rental reserved in this Lease for such period or periods, plus the cost of recovering possession of the Premises (including reasonable attorneys’ fees and costs of suit), the unpaid Base Rent and other amounts accrued hereunder at the time of repossession, and the costs incurred in any attempt by Landlord to relet the Premises. If the Premises are relet and a sufficient sum shall not be realized from such releasing after first deducting therefrom, for retention by Landlord, the unpaid Base Rent and other amounts accrued hereunder at the time of reletting, the cost of recovering possession (including reasonable attorneys’ fees and costs of suit), all of the costs and expense of repairs, changes, alterations and additions, the expense of such reletting (including without limitation brokerage fees and leasing commissions) and the cost of collection of the rent accruing therefrom to satisfy the rent provided for in this Lease to be paid, then Tenant shall immediately satisfy and pay any such deficiency. Any such payments due Landlord shall be made upon demand therefore from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination; Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

          (d) Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same.

          (e) Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives of all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. The terms “enter,” “re-enter,” “entry” or “re-entry,” as used in this Lease, are restricted to their technical legal meanings. Any reletting of the Premises shall be on such terms and conditions as Landlord in its sole discretion may determine (including without limitation a term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant and leasing any or all other portions of the Project before reletting the Premises). Landlord shall not be liable, nor shall Tenant’s obligations hereunder be diminished (except as specifically stated herein) because of, Landlord’s failure to relet the Premises or collect rent due in respect of such reletting.

     25. Tenant’s Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within fifteen (15) days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of fifteen (15) days, then after such period of time as is reasonably necessary so long as Landlord has commenced the cure within such 15-day period). All obligations of Landlord hereunder shall be construed as covenants, not conditions; and Tenant may not (except as specifically provided for in this Lease) terminate this Lease for breach of Landlord’s obligations hereunder. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter (except as specifically provided for in this Lease). The term “Landlord” in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner’s ownership. Any liability of Landlord under this Lease or arising out of the relationship between Landlord and Tenant shall be limited solely to Landlords interest in the Building, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

     26. Waiver of Jury Trial. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY ‘PARTICIPATE IN RESOLVING ANY DISPUTE WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

     27. Subordination.

     (a) This Lease and Tenant’s interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any first mortgage, now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder provided such holder provides a such holder’s standard non-disturbance agreement to Tenant which shall include terms providing that Tenant’s right of possession of the Premises shall not be disturbed nor Tenant’s other rights under this Lease affected by any foreclosure of such mortgage or encumbrance or by termination of such ground lease: Tenant agrees to execute, acknowledge and deliver such instruments, confirming such subordination and such instruments of attornment as shall be requested by any such holder within ten (10) days of such request. Tenant’s obligation to furnish each such instrument requested hereunder in the time period provided is a material inducement for Landlord’s execution of this Lease and any failure of Tenant to timely deliver each instrument shall be deemed an Event of Default.

          (b) Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant,

and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder. The term “mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “holder” of a mortgage shall be deemed to include the beneficiary under a deed of oust.

          (c) Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail to any mortgage holder whose address has been given to Tenant, and affording such mortgage holder a reasonable opportunity (not to exceed 30days from the date of such notice) to perform Landlord’s obligations hereunder. Notwithstanding any such adornment or subordination of a mortgage to this Lease; the holder of any mortgage shall not be liable for any acts of any previous landlord, shall not be obligated to install any tenant improvements, and shall not be bound by any amendment to which it did not consent in writing nor any payment of rent made more than one month in advance.

     28. Mechanic’s Liens. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any, person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed at the request of Tenant on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within thirty (30) days of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such thirty (30) day period.

     29. Estoppel Certificates. Tenant agrees, from time to time, within fifteen (15) days after receipt of a request of Landlord, to execute and deliver to Landlord, or Landlord’s designee, any estoppel certificate requested by Landlord, stating that this Lease is in full force and effect, the date to which rent has been paid, that Landlord is not in default hereunder (or specifying in detail the nature of Landlord’s default), the termination date of this Lease and such other matters pertaining to this Lease as may be requested by Landlord. Tenant’s obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord’s execution of this Lease and any failure of Tenant to timely deliver each estoppel certificate shall be deemed an Event of Default. No cure or grace period provided in this Lease shall apply to Tenant’s obligation to timely deliver an estoppel certificate.

     30. Environmental Requirements.

          (a) Except for Hazardous Material contained in products used by Tenant in de minimis quantities for ordinary cleaning and office, and Tenant’s laboratory purposes as listed on Exhibit G attached hereto and made a part hereof, Tenant shall not permit or cause any parry to bring any Hazardous Material upon the Premises or transport, store, use, generate, manufacture, dispose, or release any Hazardous Material on or from the Premises without Landlord’s prior written consent. Any change to Exhibit G shall be subject to Landlord’s prior written consent, and Tenant shall give Landlord at least ten (10) days prior written notice of any proposed change to such Exhibit. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and all requirements of this Lease. Tenant shall not commingle any waste generated by Tenant from Tenant’s use of Hazardous Materials at the Premises and shall store such waste in appropriate separate containers. Tenant shall remove any such hazardous waste from the Property within ninety (90) days after generation by Tenant. In addition, Tenant shall utilize exposure badges and area monitors to monitor levels of radiation in the Premises and shall maintain levels of radiation on the Property at or below the levels required by applicable Environmental Requirements at all times. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant’s transportation, storage, use, generation, manufacture, or release of Hazardous Materials on the Premises, and ‘Tenant shall promptly deliver to Landlord a copy of any notice of violation relating to the Premises or Project of any Environmental Requirement.

          (b) The term “Environmental Requirements” means all applicable present and future statutes, revelations, ordinances, rules, codes, judgments, permits, authorizations, orders, policies or other similar requirements of any governmental authority, agency or court regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; the Clean Air Act; the Clean Water Act; the Toxic Substances Control Act and all state and local counterparts thereto, and any common or civil law obligations including, without limitation, nuisance or trespass, and any other requirements of Paragraphs 4 and 31 of this Lease. The term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant that is or could be regulated under any Environmental Requirement or that may adversely affect human health or the environment, including, without limitation, any solid or hazardous waste, hazardous substance, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, synthetic gas, polychlorinated biphenyls (PCBs), and radioactive material). For purposes of Environmental Requirements, to the extent authorized by law, Tenant is and shall be deemed to be the responsible party, including without limitation, the “owner” and “operator” of Tenants “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant, or its agents, employees, contractors and invitees, and the wastes, byproducts, or residues generated, resulting, or produced therefrom.

          (c) Tenant, at its sole cost and expense, shall remove all Hazardous Materials stored, disposed of or otherwise released by Tenant, its assignees, subtenants, agents, or employees, contractors or invitees onto or from the Premises, in a manner and to a level satisfactory to Landlord in its sole discretion, but in no event to a level and in a manner less than that which complies with all Environmental Requirements and does not limit any future uses of the Premises or require the recording of any deed restriction or notice regarding the Premises. Tenant shall perform such work at any time during the period of the Lease upon written request by Landlord or, in the absence of a specific request by Landlord, before Tenants right to possession of the Premises terminates or expires. If Tenant fails to perform such work within the time period specified by Landlord or before Tenant’s right to possession terminates or expires (whichever is earlier), Landlord may at its discretion, and without waiving any other remedy available under this Lease or at law or equity (including without limitation an action to compel Tenant to perform such work), perform such work at Tenant’s cost. Tenant shall pay all costs incurred by Landlord in performing such work within ten (10) days after Landlord’s request therefore. Such work performed by Landlord is on behalf of Tenant and Tenant remains the owner, generator, operator, transporter, and/or arranger of the Hazardous Materials for purposes of Environmental Requirements. Tenant agrees not to enter into any agreement with any person, including without limitation any governmental authority, regarding the removal of Hazardous Materials that have been disposed of or otherwise released onto or from the Premises without the written approval.of the Landlord.

          (d) Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project), claims,: demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys’ fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the Premises or disturbed in breach of the requirements of this Paragraph 30, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials or any breach of the requirements under this Paragraph 30 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Paragraph 30 shall survive any termination of this Lease.

          (e) Landlord shall have access to, and a right to perform during normal business hours inspections and tests of, the Premises to determine Tenant’s compliance with Environmental Requirements, its obligations under this Paragraph 30, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord’s prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant’s operations. Such inspections and tests shall be conducted at Landlord’s expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant. Tenant shall promptly notify Landlord of any communication or report that Tenant makes to any governmental authority regarding any possible violation of Environmental Requirements or release or threat of release of any Hazardous Materials onto or from the Premises. Tenant shall, within five (5) days of receipt thereof, provide Landlord with a copy of any documents or correspondence received from any governmental agency or other parry relating to a possible violation of Environmental Requirements or claim or liability associated with the release or threat of release of any Hazardous Materials onto or from the Premises.

          (f) In addition to all other rights and remedies available to Landlord under this Lease or otherwise, Landlord may, in the event of a breach of the requirements of this Paragraph 30 that is not cured within thirty (30) days (provided that if such cure shall require longer than thirty days to complete, such period shall be extended in order to complete such cure so long as Tenant has commenced such cure within said 30-day period and is diligently and continuously pursuing such cure) following notice of such breach by Landlord, require Tenant to provide financial assurance (such as insurance, escrow of funds or third party guarantee) in an amount and form reasonably satisfactory to Landlord. The requirements of this Paragraph 30 are in addition to and not in lieu of any other provision in the Lease.

          (g) Landlord shall provide Tenant with its most recent Phase I report pertaining to the Building and shall provide the report, if any, delivered to Landlord by Savant upon vacating the Premises at the end of its lease term. Notwithstanding anything herein to the contrary, if the Premises, Building or Property are contaminated by Hazardous Materials in violation of any Environmental Requirement, through no fault of Tenant, its agents, employees, contractors or invitees, and such contamination materially adversely affects Tenant’s use of the Premises, then Landlord shall, after written notice from Tenant, obtain an estimate of the costs to perform such clean-up. If the estimate of such costs is less than $20,000, then Landlord shall diligently institute or cause to be instituted proper clean up or remediation procedures, provided that in no event shall Landlord be required to pay more than $20,000 for such clean-up. In the event that the costs for such clean-up or remediation of Hazardous Materials that materially adversely affect Tenant’s use of the Premises are in excess of $20,000, but less than $100,000, then Landlord shall deliver the estimate of such costs to Tenant and Landlord shall not be required to commence such clean-up until Tenant delivers to Landlord a sum equal to the difference between the estimate for such clean-up costs and $20,000. In addition, if after commencing such clean-up, any revised estimate of Landlord’s contractor indicates that the costs will exceed the original estimate, then Tenant shall deliver to Landlord such additional amounts before Landlord shall be required to continue such clean-up. If Tenant elects not to deliver such sum to Landlord based on the original estimate of Landlord, then Tenant shall have the option to terminate this Lease by written notice to Landlord within ten business days after receipt of Landlord’s original estimate. If Tenant delivers such sums to Landlord, then Landlord shall diligently pursue such remediation or clean-up. Notwithstanding the foregoing, if Landlord’s estimate of the costs to perform such clean-up equals or exceeds $100,000, then Landlord shall not be required to perform (or continue) such clean-up and Landlord shall have the right to terminate this Lease, by written notice to Tenant, at the time that Landlord delivers such estimate, or revised estimate, to Tenant, and the Lease shall terminate thirty (30) days after the date of such notice as though such date were originally set forth as the expiration date of this Lease. Landlord agrees that neither it nor its agents, employees or contractors will introduce, store or dispose of Hazardous Materials within the Premises, the Building or the Property, and Landlord agrees to indemnify and hold Tenant harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of any breach of the foregoing covenant by Landlord. The foregoing indemnification and the responsibility of Landlord shall survive the termination or expiration of this Lease.

     31. Rules and Regulations. Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations (delivered in writing to Tenant) at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control. Except as specifically provided for herein, Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project.

     32. Security Service. Tenant acknowledges and agrees that, while Landlord may (but shall not be obligated to) patrol the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.

     33. Force Majeure. Landlord and Tenant shall not be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefore, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of Landlord or Tenant (“Force Majeure”).

     34. Entire Agreement. This Lease constitutes the complete and entire agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not con-mined herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

     35. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

     36. Brokers. Tenant and Landlord represent and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the broker, if any, set forth on the third page of this Lease, and Tenant and Landlord agree to indemnify and hold Landlord and Tenant harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant and Landlord with regard to this leasing transaction.

     37. Miscellaneous.

          (a) Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

          (b) If and when included within the term “Tenant,” as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

          (c) All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mall, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery and, if to

Tenant, addressed to Tenant at the address for Tenant noted on the first page of this Lease, with a copy to William E. Carlson, Esquire, Shapiro Sher & Guinot, 2000 Charles Center South, 36, South Charles Street, Baltimore, Maryland 21201 and if to Landlord, addressed to Landlord at
c/o Prudential Real Estate Investors, 8 Campus Drive, 4th Floor, Arbor Circle South, Parsippany, New Jersey 07054-4493, Attention: Douglas F. Wolski, with a copy to Michelle Kimos, c/o Creaney & Smith Management, LLC, 925 Fell Street, Baltimore, Maryland 21231. Either party may by notice given aforesaid change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given on the next business day if delivery is by overnight courier and the third business day after delivery by registered and certified mail.

          (d) Except as otherwise expressly provided in this Lease or as otherwise required by law, Landlord retains the absolute right to withhold any consent or approval.

          (e) At Landlord’s request from time to time Tenant shall furnish Landlord with true and complete copies of its most recent audited annual financial statements prepared by Tenant or Tenants accountants. Such annual statements shall be audited by an independent certified public accountant at Tenants sole cost and expense. Landlord shall hold such financial statements in confidence, and shall not disclose the same except: (i) to Landlord’s lenders or potential lenders, (ii) to potential purchasers of all or a portion of the Project, (iii) with Tenant’s prior consent, otherwise as reasonably necessary for the operation of the Project or (iv) if disclosure is required by any judicial or administrative order or ruling.

          (f) Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record except as required by law. Landlord may prepare and file, and upon request by Landlord, Tenant will execute a memorandum of lease. Should this Lease or a memorandum of lease be filed or recorded, the party that files or records said document shall bear the cost associated with the filing and recordation.

          (g) Each party acknowledges that it has had the opportunity to consult counsel with respect to this Lease, and therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting parry shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

          (h) The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

          (i) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

          (j) Any amount not paid by Tenant within five (5) days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or twelve percent (12%) per year. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

          (k) Construction and interpretation of this Lease shall be governed by the laws of the state in which the Project is located, excluding any principles of conflicts of laws.

          (1) Time is of the essence as to the performance of Tenant’s and Landlord’s obligations under this Lease.

          (m) All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda (other than the rules and regulations) and the terms of this Lease, such exhibits or addenda shall control. In the event of a conflict between the rules and regulations attached hereto and the terms of this Lease, the terms of this Lease shall control.

          (n) If either parry should prevail in any litigation instituted by or against the other related to this Lease, the prevailing party, as determined by the court, shall receive from the non-prevailing parry all costs and reasonable attorneys’ fees (payable at standard hourly rates) incurred in such litigation, including costs on appeal, as determined by the court.

     38. Intentionally Deleted.

     39. Intentionally Deleted.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:

WITNESS/ATTEST:	WITNESS/ATTEST
METAMORPHIX, INC.

By: /s/ Mike Thomas	By: /s/ Edwin C. Quattlebaum (SEAL)

Mike Thomas	Name: Edwin C. Quattlebaum Title: Chairman, CEO and President

LANDLORD:

COLUMBIA ACQUISITION, LLC

By: THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, Its Managing Member

By: /s/ Douglas Woluski (SEAL)
Name: Douglas Woluski
By: /s/ Dyana Levin	Title: Vice President

Dyana Levin

Rules and Regulations

     Tenant, its agents, employees, contractors, licensees or invitees, shall comply with all rules and regulations established by Landlord from time to time. Any violation of the Rules and Regulations shall constitute a failure to perform a covenant of this Lease. Landlord shall have the right to make additions and amendments to said Regulations from time to time, and any additions and amendments shall, upon delivery to Tenant, be binding on Tenant, its agents, employees, licensees or invitees, as if set forth in this Lease. In the event of a conflict between the following Rules and Regulations and the terms of the Lease to which this Addendum is attached, the terms of the Lease shall control.

     1. The sidewalk, entries, halls, passages, elevators, stairwells and driveways of the Project shall not be obstructed by Tenant, its agents, employees, contractors, licensees or invitees, or used by them for any purpose other than ingress and egress to and from the Premises.

     2. Tenant, its agents, employees, contractors, licensees or invitees, shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

     3. Except for seeing-eye dogs and laboratory animals, no other animals shall be allowed in the offices, halls, or corridors in the Project.

     4. Tenant, its agents, employees, contractors, licensees or invitees, shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises, and shall not mark or defile the water closets, toilet rooms, windows, elevators or doors of the Building or interfere in any way with other tenants or those having business with them.

     5. If Tenant, its agents, employees, contractors, licensees or invitees, desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant’s, its agents, employees, licensees or invitees, expense.

     6. Tenant, its agents, employees, contractors, licensees or invitees, shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

     7. , Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles or as expressly permitted in the Lease, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no “For Sale ” or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

     8. Tenant, its agents, employees, contractors, licensees or invitees, shall maintain the Premises free from rodents, insects and other pests.

     9. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

     10. Tenant, its agents, employees, contractors, licensees or invitees, shall not cause any unnecessary labor by reason of Tenant’s, its agents, employees, contractors, licensees or invitees, carelessness or indifference in the preservation of good order and cleanliness. Except as otherwise set forth in the Lease, Landlord shall not be responsible to Tenant, its agents, employees, contractors, licensees or invitees, for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant, its agents, employees, contractors, licensees or invitees, by the janitors or any other employee or person.

     11. Tenant, its agents, employees, contractors, licensees or invitees, shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

     12. Tenant, its agents, employees, contractors, licensees or invitees, shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

     13. All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

     14. No auction, public or private, will be permitted on the Premises or the Project.

     15. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

     16. The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

     17. Tenant, its agents, employees, contractors, licensees or invitees, shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

     18. Tenant, its agents, employees, contractors, licensees or invitees, assume full responsibility for protecting the Premises from theft, robbery and pilferage.

     19. Tenant, its agents, employees, licensees or invitees, shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s, its agents, employees, licensees or invitees, ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

     20. Tenant, its agents, employees, contractors, licensees or invitees, shall not introduce, disturb or release asbestos or PCBs onto or from the Premises.

     21. Tenant, its agents, employees, contractors, licensees or invitees, shall at all times conduct its operations in a good and workmanlike manner, employing best management practices to minimize the threat of any violation of Environmental Requirements.

     22. The toilet rooms, water closets and other water apparatus shall not be used for any purpose other than those for which there were constructed, and no sweepings, rubbish, rags, ashes, chemicals or the refuse from electric batteries or other unsuitable substances, shall be thrown therein. The cost of repair of any damage from such misuse or abuse shall be borne by the tenant by whom or. by whose agents, employees, licensees or invitees such damage was caused.

     23. No carpet, rug or other article shall be hung or shaken out of any window or placed in corridors as a door mat, and nothing shall be thrown or allowed to drop by Tenant, its agents, employees, licensees or invitees out of the windows or doors, or down the passages or shafts of the Building, and Tenant, its agents, employees, contractors, licensees, or invitees shall not sweep or throw or permit to be thrown from the Premises, any dirt or other substance into any of the corridors or halls, elevators, shafts or stairways of the Building.

     24. No linoleum or oil cloth, or rubber or other airtight coverings shall be placed on the floors, no shall articles (except for interior artwork) to fastened to, or holes drilled or nails or screws driven in to, walls, windows, partitions, nor shall the walls or partitions be painted, papered or otherwise covered, or in any way marked or broken, without the prior written consent of Landlord.

     25. Nothing shall be placed on the outside of the Building, or on the window, window sills or projections.

     26. The Landlord shall in all cases have the right to prescribe the weight and proper position of safes or other heavy objects in the Building. Landlord shall designate the time and manner in which these heavy objects and all furniture, fixtures or supplies shall be moved in or out of the Building or moved around within the Building. Any damage caused by any of these operations or by any of these articles during the time they are in the Building, shall be repaired by Landlord at Tenant’s, its agents, employees, licensees or invitees, expense.

     27. No additional locks shall be placed upon any doors without the prior written consent of Landlord, and Tenant, its agents, employees, contractors, licensees or invitees, shall not permit any duplicate keys to be made. All necessary keys shall be furnished by Landlord, and shall be surrendered upon the termination of this Lease. Tenant, its agents, employees, licensees or invitees, shall give Landlord or its agents an explanation of the combination of all locks upon the doors or vaults upon the termination of this Lease.

     28. Tenant, its agents, employees, contractors, licensees or invitees, shall see that windows are closed and the doors securely locked before leaving the Building.

     29. No food or beverage machinery except for use by Tenant, its agents, employees, licensees or invitees, or machinery of any kind, other than normal office machines shall be allowed to be operated on the Premises without the prior written consent of Landlord.

     30. The cost of repairs of (i) any and all damage to floors, walls or ceilings due to either Tenant, its agents, employees, licensees or invitees, or Tenant’s, its agents, employees, contractors, licensees or invitees, employees’ failure to shut off running water or liquid, or (ii) plumbing stoppages caused by Tenant, its agents, employees, contractors, licensees or invitees, or Tenant’s, its agents, employees, contractors, licensees or invitees, employees, shall be paid by Tenant, its agents, employees, contractors, licensees or invitees.

     31. No smoking shall be permitted in any public areas of the Building, including but not limited to, Corridors, elevators, stairwells and restrooms, in addition to Tenant’s, its agents, employees, contractors, licensees or invitees, Premises.

     32. Except as provided by Landlord as part of the tenant improvements no electrical appliances, such as space heaters are allowed. Such use by Tenant, its agents, employees, contractors, licensees or invitees is expressly prohibited.

     33. The occupancy rate of the Tenant shall not exceed one (1) person per two hundred (200) square feet of the premises.

EXHIBIT A

Premises

UPPER FLOOR PLAN

SCALE I'-30'-0'

EXHIBIT A-1

Legal Description of Project

BEING KNOWN AND DESIGNATED as Parcels “C-2”, “C-3” and “ C4”, as shown on the Plat entitled. “CORRIDOR INDUSTRIAL PARK, SECTION 1, PARCELS C-2, C-3 AND C-4, A RESUBDIVISION OF PARCEL C-1, SHEET 1 OF 1”, which Plat is recorded among the Land Records of Howard County, Maryland, as Plat No. 6013, containing 11.376 acres, more or less, in the aggregate. The improvements thereon being known as Nos. 8510 Corridor Road, 8520 Corridor Road and 8530 Corridor Road.

EXHIBIT B

Intentionally Deleted

EXHIBIT C

FIXTURES AND LAB EQUIPMENT

All fixed casework: lab epoxy countertops (white), lab shelving & lab drawers/cabinets (blue) and steam dishwashers (Labconco; stainless steel)

10' x 20'. walk-in cold box (Tafco)

8 bench top and 2 floor chemical fume hoods (St. Charles)

Reverse-Osmosis (RO) Water System (300 gallon; Hydro): downstairs and throughout labs 30 kW back-up generator on cement padding (Fiat); complete with automatic transfer switchbox, transformer, dedicated electrical panel; wired/installed by BG&E

Two Accuvar surge protection boxes dedicated to two electrical panels

Centrally-monitored alarm system with one fixed keypad, one remote key pad, 4 door contacts, 6 motion sensors, 1 centrally controlled smoke detector, 1 internal siren & 1 external siren 4 Halon fire extinguishers (all hand-held, 2 of 4 automatic)

Northern Telecom/Meridian 24-line phone system with M8X24-DS Control Box, paging system, switchboard phone, approximately 12 executive phones, reception area phone

Back-up Reverse Osmosis pump and automatic switch box (Culligan); downstairs

Two Deionization Systems (DI) (Culligan), each complete with Myron-L resistivity meters, UV light, recirc. pump, microbe filter, 2 mixed bed resin tanks, 1 hydrocarbon scrubber tank One Labconco bench-top chemical fume hood

RODI Water System, with back-up RODI treatment system (Gilligan), large tanks and related PVC plumbing to supply 24/7 RODI water to 6 pressure gauge-controlled outlets DI System with large tanks for glassware washing room

Stainless steel large industrial grade sink (2' x 6') located in glassware washing room

Build-out of executive office space (ca. 1,500 sq. ft.) Ethernet connections and related Cat 5E cabling for internet connections; approx. 24 outlets/cable runs from main computer room throughout labs and office space

EXHIBIT D

TERMINATION OPTION

     Tenant shall have the one time right to Terminate the Lease Agreement upon the expiration of the fifth (5th) Lease year of the Lease term. Tenant shall provide to Landlord one (1) year prior written notification of the intent to terminate the Lease and pay to Landlord a termination fee equal to the unamortized leasing transactions costs, including leasing commissions, plus six (6) months of the then current Base Rent, payable upon the implementation of the Termination Option.

EXHIBIT E

RIGHT OF FIRST OFFER

Right of First Offer:

During the term of this Lease, Landlord agrees to give Tenant a Right of First Offer to lease any other space (the “Expansion Space”) (subject to the prior agreement with the State of Maryland under Lease at the Building) that becomes available in the Building. Landlord shall notify the Tenant in writing if space becomes available. Tenant shall have five (5) days to agree, in writing, to lease the space being offered at Landlord’s then current rental rate for comparable space in the Building. In the event Tenant elects to lease the space, Landlord shall present to Tenant and Tenant shall execute within. fifteen (15) days of receipt, an Amendment to Lease Agreement reflecting the same terms and conditions as set forth in this Lease Agreement, other than a redefinition of the Premises to include the Expansion Space and the rent to be paid for the Expansion Space. Landlord shall deliver the premises to the Tenant in “as is” condition. The failure of Tenant to take action in the manner or time periods set forth or the commission of Tenant of an Event of Default, as defined herein, shall render this Right of First Offer null and void and of no further force or effect.

EXHIBIT F

PURCHASE AND SALE OF PROPERTY

Provided that this Lease remains in full force and effect and provided that Tenant is not in default hereunder, Tenant shall have a “Right of First Opportunity” during the term of this Lease to purchase the Property and the Building (referred to herein collectively, as the “8510 Property”) on the terms and conditions contained in this Exhibit F. Prior to any voluntary sale of the 8510 Property or the Project by Landlord. Landlord shall notify Tenant in writing of its intention to market for sale or otherwise sell the entire Project or the 8510 Property by itself, as applicable, (the “Sale Notice”), which Sale Notice shall set forth Landlord’s intended sale price for the 8510 Property (the “Proposed Price”) and other proposed material terms of such sale, and shall have Landlord’s proposed form of purchase and sale agreement attached (the “Proposed Terms”), and for the period commencing with the date of the Sale Notice and terminating thirty (30) days thereafter (the “ROFO Period”), . Tenant shall have the opportunity to elect to purchase the 8510 Property at a price equal to the Proposed Price (the “Acceptance Notice”). If Tenant sends the Acceptance Notice to Landlord within the ROFO Period, Landlord and Tenant shall negotiate a purchase and sale agreement which shall be substantially in the form attached to the Sale Notice and reflect the terms set forth in the last paragraph of this Exhibit F’, for twenty-one (21) days after the date of the Acceptance Notice (the “Negotiation Period”). If (A) Tenant fails to deliver the Acceptance Notice to Landlord within the ROFO Period, or (B) the parties fail to enter into a binding purchase and sale agreement, within the Negotiation Period, or (C) Tenant fails for any reason to complete the purchase and sale transaction, then, subject to the terms of the next sentence, Tenant shall have no further rights under this Exhibit F. which shall expire and be of no further force or effect, and Landlord shall be free to sell the 8510 Property, by itself or as part of a portfolio sale of the Project, to any other parry or parties on such terms as Landlord may elect. If Landlord has not sold the 8510 Property within nine (9) months (or such longer period of time as Landlord may require if Landlord is in ongoing good faith negotiations with a third party at the end of such nine (9) month period, as evidenced by any exchange of offers and counteroffers in the form of term sheets, letters of intent and/or drafts of purchase and sale agreements between Landlord and a third party) after the later of the Acceptance Notice or the end of the Negotiation Period, then Tenant shall again have a Right of First Opportunity to purchase the 8510 Property under this Exhibit F. Without limiting any term of this Exhibit F, following any sale of the 8510 Property to any party other than Tenant conducted after Landlord complies with the terms of this Exhibit F, Tenant shall have no further rights under this Exhibit F which shall have terminated in accordance with the terms hereof, and be of no further force or effect.

Landlord shall have the right to market the 8510 Property and/or the Project to others prior to and during the ROFO Period, subject, however, to Tenant’s “Right of First Opportunity” as contained in this Exhibit F.

If Tenant timely delivers the Acceptance Notice, then Tenant shall deposit in an escrow established by Landlord and Tenant a cash deposit equal to Eve percent (5%) of the sale price (to be applied to the purchase price at closing), and shall consummate such sale within sixty (60) days after the end of the Negotiation Period. If the parties enter into a binding purchase and sale agreement and if Tenant defaults in the performance of its obligations to close the sale in accordance with this Exhibit F and any other agreement of the parties relating to such sale, Tenant shall forfeit its deposit as liquidated damages under such contract and Tenant shall have no further rights under this Exhibit F, which shall expire and be of no further force or effect, and

Landlord shall be free to sell the 8510 Property, by itself or as part of a portfolio sale of the Project, to any other parry or parties on such terms as Landlord may elect at any time after such default.

Notwithstanding anything to the contrary contained herein, the Right of First Opportunity shall not apply to (A) a transfer between any of the partners or members of Landlord, nor any of the members, partners or other equity- or beneficial owners of the constituent partners or members of Landlord, (B) any mortgage, deed of trust, ground lease or other financing of the 8510 Property or the Project, (C), any transfer as a result of the exercise of any remedies available to a mortgage of the 8510 Property or the Project, including without limitation, foreclosure of any mortgage on the 8510 Property or the Project, or a deed in lieu thereof, or (D) any transfer for nominal or no consideration to a legal entity controlling, controlled by or under common control with Landlord. Upon request Tenant shall provide to Landlord written confirmation duly executed in record able form that confirms that the provisions of this Exhibit F have been complied with or met as to any conveyance of all or any portion of the 8510 Property or the Project, provided however that an affidavit of a member, officer or principal of Landlord recorded with the land records of Baltimore County stating that the provisions of this Exhibit F have been complied with or met as to any conveyance of all or any portion of the 8510 Property or the Project shall conclusively establish compliance therewith as to any third party or parties..

The closing of the purchase and sale transaction (“Settlement”) shall occur on a date mutually agreed to by Landlord and Tenant which is not later than sixty (60) days from the end of the Negotiation Period in the manner set forth in the purchase and sale agreement. All rights and obligations under this Lease (including the payment of rentals) shall continue until the date of the Settlement. Upon payment of the purchase price, a Special Warranty Deed (the “Deed”) containing covenants for further assurances and against encumbrances for the Property shall be executed by Landlord at Tenant’s expense. The Deed shall convey good and merchantable title to the 8510 Property to Tenant in fee simple, together with all the rights, alleys, waters, privileges, appurtenances and advantages thereto. Subject to the provisions of this Lease, Real Property Taxes, metropolitan charges, and other governmental assessments on the Real Property shall remain the responsibility of Landlord up to the date of Settlement. There shall be an apportionment of such taxes, charges, or assessments as of the date of Settlement. The cost of all documentary stamps, state, county and/or municipal recordation taxes, property transfer taxes, and other taxes imposed upon the transfer of the Property shall be paid by Tenant. Tenant shall pay for preparation of all necessary conveyance papers and notary fees, costs of title examination, and tax certificate. The 8510 Property shall be conveyed “AS-IS” without any representations or warranties.

EXHIBIT G

Hazardous Chemical List

	Chemical Abstracts
Substance	No.	On-Hand	Use	Storage

1, 4-Dioxane	CAS#123-91-1	0		Sol. Cab.

1-Butano1	CAS# 71-36-3	1 gal.	1 Gal/Yr.	Sol. Cab.

2,4-Dinitrophenol	CAS# 51-28-5	0	l gm/Yr.	Lab.

Acetaldehyde	CAS# 75-07-0	0	.05L/Yr.	Sol. Cab.

Acetic Acid	CAS# 64-19-7	4 gal.	12 gal/Yr.	Cab. –Acid/Base

Acetone	CAS# 64-19-7.	1 gal.	1 gal/Yr.	Sol. Cab.

Acetonitrile	CAS# 75-05-8.	4 gal.	16 gal/Yr.	Sol. Cab.

Acetophenone	CAS# 98-86-2	0	.01L/Yr.	Sol. Cab.

Acrylamide	CAS# 79-06-1.	100 gm	100 gm/Yr.	Lab.

Acrylic Acid	CAS# 79-10-7	10 gm	10 gm/Yr.	Lab.

Benz]. Chloride	CAS# 100-44-7	0	.01L/Yr.	Sol. Cab.

Chloroform	CAS# 67-66-3.	1 gal.	1.0 gm/Yr.	Sol. Cab.

Cresol (Cresylic Acid)	CAS# 1319-77-3	0	.01L/Yr.	Sol. Cab.

Cyclohexane,	CAS- 58-89-9 -	0	1 gal/Yr.	Sol. Cab.

hyl Acetate (I) .	CAS# 141-78-6	0	0.1L/Yr.	Sol. Cab.

Ethyl Ether (I)	CAS# 60-29-7	0	0.1L/Yr.	Sol. Cab.

Fluoroacetic Acid, Sodium Salt	CAST 62-74-8	0	.05L/Yr.	Cab. Acid/Base

Formaldehyde	CAS# 50-00-0.	.5L	.01L/Yr.	Sol. Cab.

Formic Acid	CAS# 64-18-6.	.5L	10 gm/Yr.	Lab

Heptachlor	CAS# 76-44-8	0	0.1L/Yr.	Sol. Cab.

Hydrochloric Acid	CAS# 7647-01-0.	1 gal.	4 gal/Yr.	Cab. Acid/Base

Isobutyl Alcohol	CAS# 78-83-1	1 gal.	1 gal/Yr.	Sol. Cab.

Methanol	CAS# 64-56-1.	4 gal.	12 gal/Yr.	Sol. Cab.

Nitric Acid	CAS# 7697-37-2.	0.5L	1 qt/Yr.	Cab. Acid/Base

Phenol	I CAST 108-95-2.	.5L	l0gm/Yr.	Lab.

Phosphoric Acid	CAS= 7664-38-2.	.5L	1 qt/Yr	Cab. Acid/Base

p-Nitroaniline	CAS# 100-01-6	0	10 gm/Yr.	Lab.

Pyridine	I CAS# 110-86-1	10	1L/Yr.	Sol. Cab.

Pyridine, 3-1-Methyl- 2-Pyrrolidinyl)-,& Salts	CAS- 54-11-5	0	1L/Yr.	Sol. Cab.

Sodium Azide	I CAS# 26628-22-8.	500 gm	10 gm/Yr.	Lab.

Sodium Hydroxide	I CAS# 1310-73-2.	500 gm	100 gm/Yr.	Lab.

Sulfuric Acid	C.C.S- 7664-93-9	1L	2gal/Yr.	Cab. Acid/Base

Toluene	CAS- 108-88-3	0.1L	1 gal/Yr.	Sol. Cab.

ry-p an Blue	CAS- 72-57-1	10 gm	1 gm / Yr.	Lab

Xylene (I)	I CAS# 1330-20-7	0.1L	0.1L/Yr.	Sol. Cab.

Solvents are used for general laboratory operations, such as extraction and chromatography procedures.

Acids and bases are used in the preparation of standard laboratory solutions employed in biomedical research.

Storage of solvents will be in ventilated solvent cabinets designed for this purpose, and already exist in the facility.

Storage of acids and bases will be in ventilated and approved cabinets separate from the solvent storage cabinets, and also exist in the facility.

Storage of isotopes will be in locked refrigerator/freezers as required by WRC and compliant with our license.

Radioactive Material

P-32 — Radionuclide; liquid; half-life = 14.3 days 1
Used for labeling nucleic acid probes, mixed with non-toxic biological salts and buffers

P-33 -Radionuclide; liquid; half-life = 25.4 days 1
Used for labeling nucleic acid probes, mixed with non-toxic biological salts and buffers

H-3 – Radionuclide; liquid; half-life = 12.3 years 2
Used for DNA replication assays, mixed with non-toxic biological salts and buffers

S-35 – Radionuclide; liquid; half-life = 87.4 days 2
Used for labeling proteins, mixed with non-toxic biological salts and buffers

1-125 – Radionuclide; liquid; half-life = 59.6 days 1
Used for labeling proteins, mixed with non-toxic biological salts and buffers

1  <  5 mCi at any given time. None currently on hand.

2  <  1 mCi at any given time. None currently on hand.

ESTOPPEL CERTIFICATE

RE:	Metamorphix, Inc. 8510 Corridor Road, Savage, MD (“Premises”) Senior Loan No.

The undersigned hereby certifies to (i) The Northwestern Mutual Life Insurance Company (hereinafter, the “Senior Lender”), the holder or proposed holder of a first mortgage/deed of trust (hereinafter, the “Mortgage”) lien and first priority collateral assignment of leases and rents (hereinafter, the “Senior Assignment”) on the Premises, and (ii) Fleet Real Estate, Inc., a corporation organized under the laws of the State of Rhode Island, from time to time doing business under the name “TriSail Fund” as administrative lender on behalf of itself and certain other lenders (hereinafter, collectively referred to as the “Junior Lender”), the holder or proposed holder of a second priority collateral assignment of leases and rents (hereinafter, the “Junior Assignment”) on the Premises, that the undersigned is a tenant at the Premises under a lease dated December, 2001 between Columbia Acquisition. LLC, as landlord, and Metamorphix. Inc., as tenant (such lease, as modified by the instruments indicated at the end of this certificate being hereinafter referred to as the “Lease”).

The undersigned further hereby certifies to the Senior Lender and Junior Lender that:

1.	The Lease is presently in full force and effect and unmodified except as indicated at the end of this Estoppel Certificate*. The Lease contains all of the understandings and agreements between the landlord thereunder (the “Landlord”) and the undersigned.

2.	The undersigned has accepted possession of the space at the Premises demised under the Lease containing 15,000 rentable square feet, any improvements required by the terms of the Lease to be made by the Landlord have been completed to the satisfaction of the undersigned and any and all other special conditions to be performed by the Landlord prior to or at commencement of the term of the Lease or as a condition therefor have been performed and satisfied. The commencement date of the term of the Lease is 1 /1 /02, and. the expiration date is 12/31/11,

3.	The undersigned’s obligation to pay rent has commenced in full. The Lease provides for, and the undersigned is currently paying, rent as follows:

(a)	Monthly installment of fixed /base rent) (as defined in the Lease): $22,312.50

(b)	Monthly installment of [Tenant’s proportionate.share of Basic Operating Cost. etc) (as defined in the Lease): $ 3,508.89

No rent under the Lease has been paid more than 30 days in advance of its due date.

4.	Unless set forth below, the address for notices to be sent to the undersigned is as set forth in the Lease or in a notice attached to this Estoppel Certificate.

5.	To the best of undersigned’s knowledge, the Landlord is not in default under the Lease, and the undersigned, as of this date, has no charge, lien or claim of setoff under the Lease or otherwise against rents or other charges due or to become due thereunder.

6.	The undersigned has no right of first refusal with respect to any other space in the Premises and renewal option(s) to extend or terminate the Lease, except as follows:

Termination Option at end of Year 5.
Right of First Offer to lease space in building
Right of First Opportunity to purchase Property and Building.

7.	The undersigned has no option to acquire any interest in any portion of the Premises, except as follows: None

8.	The undersigned has made a security deposit in the amount of $89,575.00. $9,575.00 remains due. Total security deposit under the lease is $99,150.00

9.	The undersigned is not in default under the Lease and is current in the payment of rent except for the Security Deposit balance ($9,575.00), /s/ Michael Thomas and November late charge ($1,340.27) required to be paid by the undersigned to the Landlord.

10.	The undersigned has not entered into any sublease, assignment or other agreement transferring any of its interests in the Lease or the Premises, except as follows: None

11.	There are no actions, whether voluntary or otherwise, pending against the undersigned (or any guarantor of the undersigned’s obligations under the Lease) under the bankruptcy or insolvency laws of the United States or any state thereof.

12.	Except as provided for in the Exhibit D of the Lease, /s/ Michael Thomas the Tenant shall not amend, modify, cancel or terminate the Lease, or consent to an amendment, modification, cancellation or termination of the Lease, without Senior Lender’s and Junior Lender’s prior written consent in each instance.

13.	Tenant consents to and agrees that upon notice from Junior Lender, Tenant shall make all subsequent payments of rent and other charges payable under the Lease directly to Junior Lender, unless Tenant receives notice from Senior Lender, in which event, the Senior Lender’s notice shall have priority and Tenant shall make all subsequent payments of rent and other charges payable under the Lease directly to Senior Lender. It being understood and agreed that the payment of such rent and other charges to Senior Lender or Junior Lender, as applicable, under the Senior Assignment or Junior Assignment, as applicable, shall not be deemed to place control of the Premises on either the Senior Lender or Junior Lender, nor to render the Senior Lender or Junior Lender liable for the obligations of the Landlord under the Lease unless and until Senior Lender or Junior Lender, as applicable, obtains actual possession of or title to the Premises.

14.	The undersigned further agrees with Senior Lender and Junior Lender that, from and after the date hereof, the undersigned shall promptly forward to Senior Lender and Junior Lender, at the Senior Lender’s and Junior Lender’s address designated herein or such address as Lender may from time to time designate to the undersigned in writing, copies of all notices (other than routine correspondence) given by the undersigned to the Landlord pursuant to the Lease. The undersigned agrees that no notice from the undersigned to Landlord under the Lease shall be effective unless and until a copy of the same is given to Senior Lender and Junior Lender, at the Senior Lender’s and Junior Lender’s address. The undersigned further agrees with Senior Lender and Junior Lender that, from and after the date hereof, the undersigned will not seek to terminate the Lease by reason of any act or omission of the Landlord until the undersigned shall have given written notice of such act or omission to (i) Senior Lender, 720 E. Wisconsin Avenue, Milwaukee, WI 53202, Attn: Treasury and Investment Operations, Real Estate Operations Unit (or to such other address subsequently furnished to the undersigned), and (ii) Junior Lender, One Federal Street, 4th Floor, MADE 10304X, Boston, Massachusetts 02110, Attention: Teresa B Weinreich, Director and until a reasonable period of time shall have elapsed following the giving of such notice, during which period the Senior Lender and Junior Lender shall have the right, but shall not be obligated, to remedy such act or omission.

15.	If Senior Lender or Junior Lender shall succeed to the interest of Landlord under the Lease, or if (x) Senior Lender shall otherwise become liable for Landlord obligations under the Lease as a result of Senior Lender’s possession of the Premises or (y) Junior Lender shall otherwise become liable for Landlord obligations under the Lease as a result of Junior Lender’s foreclosure of its ownership interests pledge in and to the Landlord, the following limitations shall apply: (i) Senior Lender and Junior Lender, as applicable, shall only be liable for obligations arising during the period of its ownership or possession of the Property; and (ii) Senior Lender and Junior Lender, as applicable, shall not be (a) liable for any act or omission of any prior landlord, or (b) subject to any offsets or defenses which Tenant might have against any prior landlord, or (c) bound by any rent, additional rent, or other payment, which Tenant might have paid for more than the current rental period to any prior landlord, or (d) bound by any amendment or modification of the Lease, or any consent to any assignment or sublet, made without Senior Lender’s and Junior Lender’s prior written consent, or (e) bound by or responsible for any security deposit not actually received by Senior Lender or Junior Lender, as applicable, or (f) personally liable for, or incur any obligation with respect to, any breach of warranty, representation or covenant under the Lease (it being agreed that Tenant’s sole remedy for any such breach shall be to proceed against Senior Lender’s or Junior Lender’s interest in the Premises, or to exercise any rights of set-off or termination provided for in the Lease).

Dated: January 8, 2004 Address:8510 Corridor Road	MetaMorphix, Inc.

Savage. MD 20763	/s/Michael Thomas

(Signature)
V.P. and Chief Financial Officer
(Title)

*Lease modifications, if any, to be listed here: